UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

WESTERN ASSET INFLATION-LINKED INCOME FUND

WESTERN ASSET INFLATION-LINKED OPPORTUNITIES & INCOME FUND

WESTERN ASSET PREMIER BOND FUND

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

              1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2)Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

WESTERN ASSET INFLATION-LINKED INCOME FUND (NYSE: WIA),

WESTERN ASSET INFLATION-LINKED OPPORTUNITIES & INCOME FUND

(NYSE: WIW), and

WESTERN ASSET PREMIER BOND FUND (NYSE: WEA)

(each a "Fund" and together, the "Funds")

620 Eighth Avenue, 49th Floor

New York, New York 10018

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF

SHAREHOLDERS SCHEDULED TO BE HELD ON JULY 14, 2020

The following Notice of Change of Location relates to the joint proxy statement of Western Asset Inflation- Linked Income Fund and Western Asset Inflation-Linked Opportunities & Income Fund, dated May 29, 2020, and the joint proxy statement of Western Asset Premier Bond Fund, dated April 20, 2020 (each, a "Proxy Statement" and together, the "Proxy Statements"), furnished to shareholders of each Fund in connection with the solicitation of proxies by the Board of Trustees of each Fund (the "Board") for use at each Fund's Special Meeting of Shareholders, which are being held together for convenience (the "Meeting"). Each Meeting is scheduled to be held on Tuesday, July 14, 2020. This supplement to each Proxy Statement is being filed with the Securities and Exchange Commission (the "SEC") to provide notice of a change of location of the Meeting and is being made available to shareholders on or about June 26, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF THE SPECIAL MEETING OF SHAREHOLDERS

SCHEDULED TO BE HELD ON JULY 14, 2020

To the shareholders of each Fund:

Due to the public health impact of the coronavirus ("COVID-19") pandemic and to support the health and safety of Fund shareholders, NOTICE IS HEREBY GIVEN that the location of the Meeting of each Fund has been changed. As previously announced, each Fund's Meeting is scheduled to be held on Tuesday, July 14, 2020 at 9:00 a.m. (Eastern Time). In light of public health concerns regarding COVID-19, the Meeting will be held in a virtual meeting format only. The Meeting will be accessible solely by means of remote communication.

As described in the proxy materials for the Meeting previously distributed, the Board has fixed the close of business on May 22, 2020 with respect to Western Asset Inflation-Linked Income Fund and Western Asset Inflation- Linked Opportunities & Income Fund and the close of business on April 15, 2020 with respect to Western Asset Premier Bond Fund as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. The Meeting will be held at the following Meeting website: http://www.meetingcenter.io/236910454. To participate in the Meeting, shareholders of each Fund must enter the following password: WACF2020. Shareholders must also enter the control number found on their proxy card previously received. Shareholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.

We encourage shareholders to access the Meeting website prior to the Meeting's start time to allow ample time to log into the Meeting webcast and test their computer system. Accordingly, the Meeting website will become accessible to shareholders beginning at approximately 9:00 a.m. (Eastern Time) on July 13, 2020. For questions relating to participation at the Meeting by remote communication, please call the Computershare technical support number at (888) 888-0151.

If shares are held through an intermediary, such as a bank or broker, shareholders must register in advance to attend the Meeting. To register shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings along with their name and email address to Computershare Fund Services ("Computershare").

Shareholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m. (Eastern Time) on July 9, 2020. Shareholders will receive a confirmation email from Computershare of the shareholder's registration and a control number that will allow the shareholder to vote at the Meeting.

Shareholders are not required to attend the Meeting to vote on the proposals. Whether or not shareholders plan to attend the Meeting, each Fund urges shareholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. In connection with the Meeting, each Fund has filed a definitive Proxy Statement with the SEC. Shareholders are advised to read their Fund's Proxy Statement because it contains important information. The Proxy Statement for Western Asset Inflation-Linked Income Fund and Western Asset Inflation-Linked Opportunities & Income Fund is available on the Internet at http://www.ReadOurMaterials.com/lmf and the Proxy Statement for Western Asset Premier Bond Fund is available on the Internet at https://www.proxy-direct.com/lmf-31280. The proxy card included with the proxy materials of each Fund previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting. The Proxy Statement and other documents filed by the Funds are also available for free on the SEC website, www.sec.gov.

By Order of the Board of Trustees

Robert I. Frenkel

Secretary

June 26, 2020